EXHIBIT 10-3

                                   _________


                              URANIUM MINING LEASE


                                     AMONG:

                              URANIUM ENERGY CORP.

                                  AND EACH OF:

                                 JOHN G. JEBSEN

                                      AND:

                                  JOHN TRIANTIS







                              URANIUM ENERGY CORP.

        9801 Anderson Mill Road, Suite 230, Austin, Texas, U.S.A., 78750


                                   _________


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                              URANIUM MINING LEASE



         THIS URANIUM MINING LEASE is made and dated for reference effective as at May 1, 2006 (the "EFFECTIVE DATE") as fully executed on this _____ day of June, 2006.


AMONG:

         URANIUM ENERGY CORP., a company incorporated under the laws of the State of Nevada, U.S.A., and having an executive office and an address for notice and delivery located at 9801 Anderson Mill Road, Suite 230, Austin, Texas, U.S.A., 78750

         (the "LESSEE");
                                                               OF THE FIRST PART

AND EACH OF:


         JOHN G. JEBSEN, businessperson, having an address for notice and delivery located at 1111 Barcelona Lane, Santa Fe, New Mexico, U.S.A., 87505 as the owner of 75% of the AB 1-41 unpatented mining claims

         ("MR. JEBSEN");
                                                              OF THE SECOND PART

AND:

         JOHN TRIANTIS, businessperson, having an address for notice and delivery located at 6128 Kantor Street, San Diego, California, U.S.A. as the owner of 25% of the AB 1-41 unpatented mining claims

         ("MR. TRIANTIS");
                                                               OF THE THIRD PART

         (Mr. Jebsen and Mr. Triantis being hereinafter collectively referred to as the "LESSOR" as the context so requires); and

         (the Lessee and the Lessor being hereinafter singularly also referred to as a "PARTY" and collectively referred to as the "PARTIES" as the context so requires).


         WHEREAS:

A. The Lessee is a reporting company incorporated under the laws of the State of Nevada, U.S.A., has its common shares listed for trading on the Over-the-counter Bulletin Board market in the United States and is in the principal business of acquiring, exploring and developing various mineral resource properties of merit;

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                                      -2-


B. Messrs. Jebsen and Triantis, as the joint Lessor hereunder, are the legal and beneficial co-owners of each of those certain lode mining claims which are located in Carbon County, Wyoming; and which are better know and described as the "Jebsen AB Claim Group (collectively, the "LEASED LAND" hereunder); and which mineral property interests comprising the Leased Land are more particularly described in Exhibit "A" which is attached hereto and more particularly described in Exhibit "C" which is attached hereto;

C. Since the introduction of the Parties hereto the Parties hereby acknowledge and agree that there have been various discussions and negotiations between them relating to the terms and conditions of the proposed granting by the Lessor to the Lessee of a ten year lease in respect of the Leased Land for the purposes of investigating, exploring, prospecting, drilling, solution mining, producing, extracting, milling, treating, processing, upgrading, removing, transporting, stockpiling and storing uranium, thorium and other fissionable or spatially associated substances similar to and produced in conjunction with those mentioned above (collectively, the "LEASE") and, correspondingly, that it is their intention by the terms and conditions of this Lease to hereby replace, in their entirety, all such prior discussions, negotiations, understandings and agreements with respect to the proposed Lease; and

D. The Parties hereto have agreed to enter into this Lease which replaces, in its entirety, all such prior discussions, negotiations, understandings and agreements, and, furthermore, which necessarily clarifies their respective duties and obligations with respect to the within Lease to be provided hereunder, all in accordance with the terms and conditions of this Lease;


         NOW THEREFORE THIS LEASE WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1. GRANT OF THE LEASE. In consideration U.S. $50,000 and other good and valuable consideration now paid by the Lessee to the order and the direction of the Lessor; the receipt and sufficiency of which is hereby acknowledged by the Lessor; and in future consideration of the proposed "Production Royalty" (as hereinafter defined) herein provided for and the agreements of the Lessee herein contained, the Lessor hereby grants, leases and lets unto the Lessee (the "LEASE"), to the extent that the Lessor has said rights now or in the future, the land covered hereby (hereinafter collectively referred to as the "LEASED LAND") for the purposes hereinafter specified; and the Leased Land being more particularly described in Schedule "A" which is attached hereto and which forms a material part hereof; and which Leased Land consists of 41 unpatented lode mining claims located in sections 5, 6 and 7, T27N, R77W and sections 31 and 32, T28N, R77W 6th P.M. in Carbon Country, Wyoming, U.S.A.

2. PURPOSES OF THE LEASE. It is hereby acknowledged and agreed that the Lease and the said Leased Land is being leased for the purposes of investigating, exploring, prospecting, drilling, solution mining, producing, extracting, milling, treating, processing, upgrading, removing, transporting, stockpiling and storing uranium, thorium and other fissionable or spatially associated substances similar to and produced in conjunction with those mentioned above (hereinafter referred to individually or collectively as the "LEASED SUBSTANCES") by methods deemed desirable by the Lessee; but excluding sand, gravel and caliche unless produced in connection with those mentioned; and specifically excluding oil, gas and associated hydrocarbon substances. In addition, subject to any restrictions or requirements of federal or state laws, rules and regulations, the Lessor hereby further grants, leases and lets unto the Lessee the Leased Land for the purposes of: injection gas, water or other fluids commonly associated with solution mining practices, air and any other substance into the subsurface strata; conducting all types of solution mining recovery operations for the Leased Substances; establishing and using facilities

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                                      -3-

for the disposition of solution, tailings and other waste materials produced in the extraction of the Leased Substances; laying pipeline, building roads, bridges, tanks, power and telephone lines, electric and distribution lines and other utilities and together with the maintenance and removal thereof; and mills or processing structures or facilities deemed reasonably necessary by the Lessee to conduct solution mining, recovery and restoration operations granted under this Lease.

         Notwithstanding, however, the general provisions of the foregoing paragraph, it is further agreed and stipulated that the facilities to be placed on the Leased Land shall be confined to those facilities reasonably deemed necessary or convenient by the Lessee for exploring, prospecting, mining, stockpiling, storing, processing, treating upgrading, removing and transporting the Leased Substances. In this regard the Lessee, to the extent allowed by federal and state laws, rules and regulations, is hereby granted the right, without any further consideration or payment, to use the Leased Land and other improvements and facilities on, in or under the Leased Land for or in connection with the mining, removing, transporting, preparation and treatment of minerals, metals and materials (and disposal of waste materials into a waste water disposal well at a site of the Lessee's choice), from adjacent lands and lands in the areas of interest, and to construct and use additional facilities on the Leased Premises for said purposes, and these rights shall survive termination of this Lease for so long a period of time as the Lessee has need for all or any of them.

3. PRIMARY TERM AND RENEWAL TERMS OF THE LEASE. Subject to the provisions herein contained, this Lease shall remain in force for a term of 10 years from the Effective Date first written above (hereinafter referred to as the "PRIMARY TERM") and so long thereafter as uranium or any of the other Leased Substances are produced in paying quantities from the said Leased Land or land with which said Leased Land is pooled, and/or as long thereafter as this Lease may be maintained in force and effect under any of the other provisions herein contained; in this regard paying quantities being defined as production in quantities sufficient to yield a profitable return to the Lessee in excess of drilling, development and operational costs set solely at the discretion of the Lessee (in each such instance being a "RENEWAL TERM" herein if applicable).

4. PRODUCTION ROYALTY. The Lessee shall pay to the Lessor a royalty (the "PRODUCTION ROYALTY") for uranium or other Leased Substances mined by the Lessee from the Leased Land or land pooled therewith and saved and removed therefrom and sold, or processed and sold, by or for the Lessee. The total amount of the Production Royalty shall be as follows:

         (a) in the event that the actual sales price to the Lessee for uranium or other Leased Substances mined by the Lessee from the Leased Land or land pooled therewith is less than U.S. $50 per pound, then the Lessee shall pay to the Lessor a Production Royalty in the amount of 5% of the net proceeds received by the Lessee for such uranium-bearing solution, yellowcake, U3O8, slurry or other Leased Substances after deducting the cost, if any, of transporting such uranium-bearing solution, yellowcake, U3O8, slurry or other Leased Substances from the Leased Land or land pooled therewith to the point of sale; and

         (b) in the event that the actual sales price to the Lessee for uranium or other Leased Substances mined by the Lessee from the Leased Land or land pooled therewith is equal to or greater than U.S. $50 per pound, then the Lessee shall pay to the Lessor a Production Royalty in the amount of 6% of the net proceeds received by the Lessee for such uranium-bearing solution, yellowcake, U3O8, slurry or other Leased Substances after deducting the cost, if any, of transporting such uranium-bearing solution, yellowcake, U3O8, slurry or other Leased Substances from the Leased Land or land pooled therewith to the point of sale.

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                                      -4-


         All Production Royalties which are due and payable under the terms of this Lease shall be paid within 30 calendar days after the end of the calendar month within which the Lessee receives the proceeds of the sale of the uranium or other Leased Substances; and which payment shall be subject to adjustment, by addition to or deduction from the Production Royalty due, as a result of actual sales assays. The Lessee's failure to pay or tender or timely pay or tender any sum as a Production Royalty shall render the Lessee liable for the amount due plus simple interest accrued thereon at the rate of 12% per annum, compounded semi-annually.

         The Lessee shall use reasonable diligence to sell the uranium or Leased Substances and any of them, on which a Production Royalty is payable under the terms of this Lease, but in the exercise of such diligence the Lessee shall not be obligated to sell the same, or any of them, under terms, conditions or circumstances which, in the Lessee's judgment, exercised in good faith, is not in its best interests.

5. MINIMUM ADVANCE ROYALTIES AND SET-OFF FOR PRODUCTION ROYALTIES. In addition to any other payments required by this Lease and until this Lease is terminated by the Lessee or expires in accordance with its terms, the Lessee shall pay to the order and direction of the Lessor the following minimum advance royalties (each a "MINIMUM ADVANCE ROYALTY"):

         (a)      U.S. $30,000 on or before September 15, 2006;

         (b)      U.S. $30,000 on or before January 1, 2007;

         (c)      U.S. $50,000 on or before June 1, 2007;

         (d)      U.S. $500,000 on or before December 1, 2007;

         (e)      U.S. $500,000 on or before December 1, 2008; and

         (f) U.S. $50,000 on or before December 1, 2009 and a further U.S. $50,000 on or before December 1st of every year subsequent to December 1, 2009 and as long thereafter as uranium or other Leased Substances are being produced in commercial quantities from the leased land or land pooled therewith.

         The Minimum Advance Royalty Payments shall be paid as follows: 75% to John G. Jebsen; 25% to John Triantis. Any Minimum Advance Royalty paid or payable will be credited against up to 60% of a 5% Production Royalty or up to 66.67% of a 6% Production Royalty due as hereinafter provided for the uranium or Leased Substances actually produced from the Leased Land or land pooled therewith during the year for which such Minimum Advance Royalty was paid or payable (in each instance being a "SET-OFF"). Lessee shall apply the Set-off amount against such Minimum Advance Royalty until it has been fully recouped.

6. AREA OF INFLUENCE. The Parties hereby acknowledge and agree that, subject to the following existing limitations respecting the Lessee, they have hereby established an area of influence (the "AREA OF INFLUENCE") in respect of the Leased Land for which the Production Royalty for any uranium-bearing solution, yellowcake, U3O8, slurry or other Leased Substances mined from only pre-Tertiary formations within the Area of Influence by the Lessee, or by its respective partners, co-adventurers, assignees or affiliates, will also be due and payable by the Lessee to the Lessor hereunder. The Area of Influence, while generally applicable to a three mile boundary surrounding the Leased Land, is hereby expressly limited to any existing contractual relationships having been entered into by the Lessee within the Area of Influence; the particulars of which having already been provided by the Lessee to the Lessor and accepted; and

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                                      -5-


such area within the Area of Influence being so limited having been highlighted in Exhibit "B" which is attached hereto.

         The Lessee shall pay to the Lessor a Production Royalty in the amount of 2% of the net proceeds received by the Lessee for such uranium-bearing solution, yellowcake, U3O8, slurry or other Leased Substances mined or produced from the Area of Influence. The Production Royalty shall be subject to cost of transporting deduction set forth in paragraph 4.

7. LEASED LAND MAINTENANCE - INTENT TO HOLD AFFIDAVIT. The Lessee shall be responsible for all fees and requirements to maintain the validity and ownership of the claims making up the Leased Land. The Lessee agrees to pay the annual Bureau of Land Management claim maintenance fees associated with the Leased Land at least 60 calendar days prior to September 1st of each year during the continuance of the Lease and to file Intent to Hold Affidavits with the Carbon County Clerk within 30 calendar days prior to the required filing deadline with a copy to be provided to the Lessor together with a copy of the maintenance fee payments and Intent to Hold Affidavit in connection with the same.

8.       DEFAULT OF PAYMENTS UNDER THE LEASE.   If  at any time the Lessee is in
default in the performance of the terms and conditions of this Lease to be performed by it, and if, within 45 calendar days after written notice of the default is given by the Lessor to the Lessee, the Lessee has not commenced activities which will cure the default if pursued diligently, then the Lessor may terminate this Lease by written notice to the Lessee.

9. LACK OF PRODUCTION UNDER THE LEASE. If at the expiration of the Primary Term or any Renewal Term uranium or other Leased Substances is not being produced from said Leased Land or land pooled therewith, but the Lessee is engaged in operations directed toward the establishment or reestablishment of production therefrom, this Lease shall remain in force so long as such operations are prosecuted with no cessation of more than 90 consecutive calendar days; and if the operations result in production, so long thereafter as uranium or other Leased Substances is produced from said Leased Land or land pooled therewith. If production of uranium or other Leased Substances from said Leased Land or land pooled therewith has been obtained, and such production shall cease for any cause, whether on one or more occasions, this Lease shall not terminate if the Lessee commences or resumes operations directed towards the reestablishment of production from said Leased Land or land pooled therewith within 90 calendar days after cessation of production and such operations continue with no cessation of more than 90 calendar days until production is reestablished, or if it be within the Primary Term or any Renewal Term production commences or resumes the payment or tender of the Production Royalty or commences operations directed towards the reestablishment of production on or before the Production Royalty payment date next ensuing. In the event production ceases, the Lessee shall within 45 days of such cessation of production notify the Lessor of such cessation of production. Further, the Lessee shall within 45 days of resumption of production, notify the Lessor of resumption of production.

10. POOLED LAND. The Lessee is hereby granted the right to pool all or any part of said Leased Land with any other land, lease or leases in the vicinity thereof when in the Lessee's judgment it is necessary or advisable to do so for the purpose of exploring or developing and operating the Leased Land for in situ leach or solution mining operations whether owned by the Lessor or a third party at any time and from time to time to explore, drill, solution mine, operate for, produce, extract, remove and transport uranium or other Leased Substances; provided, however, that the area so pooled shall be determined by the ore body delineated by exploration and development drilling at the economic cut-off grade, and the pooled area shall cover only the delineated ore body from which production attributable to the pooled area is concerned. For the purpose of determining the Production Royalty hereunder, any uranium or other Leased Substances produced from the land so pooled shall be allocated to said Leased

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                                      -6-


Land on the basis that the surface acreage within the delineated ore body contributed by said Leased Land relates to the total surface acreage within the delineated ore body of the land so pooled. It shall be conclusively presumed that the uranium or other Leased Substances produced from such pooled land is produced uniformly within the boundaries of the pooled land both as to quantity and quality, and the amount allocated to the Leased Land shall, for all purposes hereunder, be presumed to have been produced from said Leased Land.

11. COMMINGLING URANIUM OR LEASED SUBSTANCES. The Lessee shall have the right from time to time and at any time to mix or commingle uranium or other Leased Substances from the Leased Land or land pooled therewith with like substances produced from other land for transporting, treating, processing and storing prior to or for the purpose of sale. Prior to such mixing or commingling the uranium content or other Leased Substances content where such are being processed for sale, of the raw ore or the amount thereof in solution (as the case may be), shall be assayed or otherwise determined by periodic sampling, using sound engineering principles, and the volume of all solutions produced shall be determined by adequate metering devices. For Production Royalty purposes, the uranium or other Leased Substances attributable to the said Leased Land where such mixing or commingling has occurred, shall be a percentage of the total uranium or other Leased Substances sold by the Lessee (including the Lessor's share from pooled land in accordance with section 9 above), which percentage shall be determined by the relationship of uranium or other Leased Substances content in the production from said Leased Land, multiplied by the volume thereof (including the Lessor's share from pooled land) bears to the total uranium or other Leased Substances content, multiplied by the total volume of the mixed or commingled production from all land for the applicable production period.

12. RELEASE UPON TERMINATION. The Lessee, its successors and assigns, shall execute and deliver to the Lessor, or to the depository Bank, or file for record, a release or releases of this Lease within 90 calendar days of the date of termination of that portion or interval affected, in whole or in part of the Leased Land, Leased Substances, subsurface interval or any depth thereunder, and the Lessee shall thereby be released from all future obligations owed to the Lessor as to the released land, substances, horizon, zone or formation as of the date of release.

13.      RIGHT OF ENTRY AND ACCESS TO DATA AND INFORMATION.

         (a) The Lessor, or its duly authorized representatives, shall have the right at all reasonable times and at theirs own risk to enter into and upon said premises and workings thereon for the purposes of examining and inspecting the same and ascertaining whether the terms and conditions of this Lease are being carried out and performed by the Lessee, so long as such access or inspection does not interfere with the operations of the Lessee.

         (b) The Lessee shall provide the Lessor, or its duly authorized representatives, a copy of all data and information created by or on behalf of the Lessee and including, but not limited to, logs, cores, samples and analyses, (including operation analyses) related to the Leased Lands and the Area of Influence. Such information and data will include, but is not limited to, logs, cores, samples, analyses, drill hole maps, grade thickness maps and calculations, redox maps, geologic maps (which include, but are not limited to, sand thickness maps), reserve calculations, lab tests, hydrologic data, environmental reports and all other factual and interpretative data and information relating to any processing plant (and including, but not limited to, lab and pilot plant studies). The Lessee shall also provide the Lessor with information pertaining to the reclamation of drill holes. The Lessor, or its duly authorized representatives, shall also have access to production records, assays and evaluations of ore records and

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                                      -7-

                  to   all   other   records   pertinent   and   necessary   for
                  substantiating   the   compliance   of  the  Lessee  with  the
                  provisions of this Lease.

         (c) The Lessor shall receive copies of the data and information at not less than six month intervals during the pendency of this Lease. In the event that this Lease is terminated, the Lessee shall deliver to the Lessor a copy of all data and information compiled relating to the Leased Lands and the Area of Influence and not previously provided.

         (d) The Lessor agrees to keep all data and information received by the Lessor, or its duly authorized representatives, confidential during the term of the Lease pursuant to the requirements set forth in paragraph 28 of this Lease. The Lessee shall not be deemed to have made any representations or warranties, express or implied, regarding the accuracy of any factual or interpretative data and information, and the Lessor may rely on such data and information solely at the Lessor's own risk.

         (e) It is agreed and stipulated that neither the Lessee, nor any of its agents, assignees, employees, contractors or subcontractors, their agents or employees, shall at any time hunt or fish on the premises, nor shall they, or any of them, carry onto the premises firearms or other equipment designed or adapted for such purpose. The Lessor, or its duly authorized representatives, shall have the right at all times to inspect vehicles entering upon or leaving said premises for the purpose of ascertaining whether the provisions of this section are being carried out.

14. MINING OPERATIONS. The Lessee agrees to conduct its operations hereunder in a good and minerlike manner and in compliance with all applicable laws and regulations of any governmental entity having jurisdiction over such operations on the Leased Land and on the Area of Influence and including, but not limited to, those federal, state and local laws, rules and regulations pertaining to mine safety and health, environmental and operational permits and consents.

15. COMPLIANCE WITH LAW. The Lessee's use of the Leased Lands, and any exploration, development, mining or reclamation or other activities on, in or under such lands, shall be undertaken by the Lessee in full compliance with all applicable federal, state and local laws, rules and regulations applicable to such use and activities and including, without limitation, those concerning mining methods, environmental matters and reclamation. At a minimum the Lessee shall fully reclaim all disturbances, occasioned by the Lessee, in accordance with the reclamation and performance standards required by the State of Wyoming and Bureau of Land Management, as well as in regulations adopted thereunder, or under the federal Atomic Energy Act, Uranium Mill Tailings Radiation Control Act or other applicable state, local or federal law and regulations. Any termination of this Lease notwithstanding, and unless otherwise agreed in writing, the Lessee agrees, during and after the term of this Lease, to take full responsibility for such compliance and reclamation and for any legal liability (whether related to environmental, reclamation or otherwise) or enforcement proceedings arising from the Lessee's activities or conditions on, in or under such lands to the extent such conditions were created or caused by the Lessee, its employees, contractors, affiliates, venture partners, assignees, permittees, agents or other representatives. In addition, all activities or work performed or caused to be performed by the Lessee on such lands shall be performed in accordance with the best practices in the mining and reclamation fields. In the event the Lessee is released by any federal, state or local regulatory agency of any mining, environmental or reclamation obligation, the Lessee shall be deemed to have fully complied with that obligation under the Lease.

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                                      -8-


16. DRILL HOLE LOCATION. The Lessee agrees to mark all drill holes on the Leased Lands and Area of Influence in such a manner so that such drill holes can be relocated with a metal detector.

17.      INDEMNIFICATION.

         (a) Except to the extent prohibited by law, the Lessee agrees to indemnify, protect, defend and hold the Lessor harmless from and against any and all environmental (including, without limitation, environmental protection or reclamation-related) or non-environmental claims, losses, demands, lawsuits, citizen suits, proceedings, enforcement actions, administrative orders, liabilities, costs, damages, injury and litigation expenses (including, without limitation, attorneys' and experts' fees), arising in any way and at any time for any reason from the Lessee's use, exploitation or other activities on, in or under the Leased Land and the Area of Influence, or from conditions on, in or under such lands to the extent such conditions were created or caused by the Lessee, its
                  employees,   contractors,   affiliates,   successors,  venture
                  partners, assignees, permittees, agents or other representatives.

         (b) This agreement to indemnify does not extend to liability, claims, damages, losses or expenses, including attorney fees, caused by or resulting from, in whole or in part, the negligence, act or omission of the Lessor, or the agents or employees of Lessor, in its performance as stated in Wyoming Statutes 1977, ss. 30-1-131. This limitation on the Lessee's agreement to indemnify is intended solely to ensure that the agreement satisfies Wyoming's anti-indemnification provision, W.S. 1977 ss. 30-1-131.

18.      INSURANCE.

         (a) The Lessee agrees to carry and maintain in full effect during the term of this Mining Lease, and during any extension or renewal thereto, adequate insurance coverage to prevent the Lessor from suffering damages of any nature by virtue of the Lessee's utilization of the Property.

         (b) To meet its obligation to the Lessor, the Lessee agrees to carry and maintain the following minimum insurance coverage:

                  (1)      Worker's  compensation  coverage  on  all   employees
                           engaged in operations on the Property; and

                  (2) General liability insurance covering bodily injury and property damage liability in a recognized form with a reputable insurance company with a reasonable combined single limit per occurrence. The Lessee shall cause the Lessor to be named as an additional-named insured on such policy of insurance, and shall deliver proof thereof to the Lessor.

                  (c) During the term of the Mining Lease or any extensions or renewals thereto, the Lessee shall provide the Lessor continuing evidence of ongoing insurance coverage in the form of valid certificates of insurance.

                  (d) The Lessee shall require any contractor employed by the Lessee to perform any manner of work on, in, or under the Property, to carry and maintain insurance coverage as set forth above. The Lessee shall require any such contractor to obtain additional-named insured coverage for the Lessor under its policy of liability insurance prior to commencing work.

19. RIGHT TO REMOVE PROPERTY. The Lessee shall have the right at any time during or within one year after the termination or expiration of this Lease to remove all property and fixtures placed by the Lessee on said Leased Land. In the event the Primary Term and any Renewal Term of said Lease have expired and complete restoration has not been accomplished by the Lessee, the Lessee shall have the right of ingress and egress over existing roads, to the acreage containing plant, well field, monitor wells and other facilities associated with the Lessee's operations, to complete the required restoration of said Leased Land, without additional compensation, in accordance with federal and state laws, rules and regulations.

20.      ASSIGNMENT.

         (a) The rights of the Lessor hereunder may be assigned in whole or in part, and the provisions hereof shall extend to the heirs, executors, administrators, successors and assigns, but no change or division in ownership of the Leased Land or Production Royalty, however accomplished, shall operate to enlarge the obligation or diminish the rights of the Lessee or be binding upon the Lessee for any purpose until 60 calendar days after such person acquiring any interest has furnished the Lessee with the instrument, instruments or certified copies thereof, constituting their chain of title from the original Lessor. In the event of the death of any person entitled to any payment under the provision of this Lease, including the Production Royalty, the Lessee may pay or tender any such payment to the credit of the deceased, or the estate of the deceased, until such time as the Lessee is furnished with proper evidence of the appointment and qualification of an executor or administrator of the estate, or if there be none, then until the Lessee is furnished with evidence satisfactory to it as to the heirs and devisees of the deceased and that all debts, taxes, state inheritance taxes and federal estate taxes of the estate have been paid.

         (b) The Lessee may assign its rights hereunder in whole or in part as to the Leased Land, or any Leased Substances or subsurface interval or any depth thereunder, upon obtaining the written consent of the Lessor. Such consent shall not be unreasonably withheld. In the event of an assignment of this Lease as to a segregated portion of said Leased Land or Production Royalty due hereunder, it shall be proportioned among the several leasehold owners ratable according to the surface areas of each in the Leased Land, and default in payment of one shall not affect the rights of the other leasehold owners hereunder. The provisions of this Lease shall extend to such assignees, however, an assignment by the Lessee shall relieve and discharge the Lessee of any obligation hereunder accruing after the date of such assignment. If the Lessee or assignee or part or parts hereof shall fail or make default in payment of the proportionate part of the Production Royalty payment due from such Lessee or assignee, or fail to comply with any other provision of the Lease, such default shall not affect the entire Lease insofar as it covers a part of said Leased Land upon which the Lessee or any assignee thereof shall make payment of said Production Royalty.

21. FORCE MAJEURE. The Lessee shall not be liable for delays or defaults in its performance of any agreement or covenant hereunder due to force majeure. The term "FORCE MAJEURE," as employed herein, shall mean: any act of God, including but not limited to storms, floods, washouts, landslides and lightening; acts of the public enemy; wars, blockades, insurrections or riots; strikes or lockouts; epidemics or quarantine regulations; laws, acts, orders or requests of federal, state, municipal or other governmental officers or agents acting under color of authority; freight embargoes or failures; or exhaustion, unavailability or delays of any product, labor, service or material. If the Lessee is prevented from conducting or required to cease operations directed toward establishment or reestablishment of production or producing operations by any order, decree, direction, inaction or denial of permit by any federal, state or municipal law, executive order, rule, regulation or request enacted or promulgated under color of authority on said Leased Land or on land pooled therewith, or if the Lessee by other types of force majeure is prevented from conducting operations directed toward establishment or reestablishment of production or producing operations, then until such time as law, order, rule, regulations, request or other force majeure is terminated or the permit issued and for a period of 90 calendar days after such termination of issuance, each and every provision of this Lease that might operate to terminate it or the estate conveyed by it shall be suspended and inoperative, and this Lease shall continue in full force and effect. If any period of suspension occurs during the Primary Term or any Renewal Term, the time thereof shall be added to such term with continuing payment of the annual Minimum Advance Royalty or Production Royalty consistent with the applicable term for such period of suspension, and this Lease shall remain in full force and effect in such term until force majeure is lifted or suspended.

22. TERMINATION BY THE LESSEE. The Lessee shall have the right to terminate this Lease at any time or times during the term hereof, as to the subject minerals underlying all or any one or more parts of the premises, by delivering or mailing to the Lessor written notice stating such intention to terminate and describing the parts of the premises, if less than all, as to which the termination applies. The termination shall take effect upon the date specified in the notice, or, if no date is specified upon the date on which the date is given. Upon such termination, all right, title, interest and obligations of the Lessee hereunder in and to the premises specified in the notice shall terminate, except obligations which then have accrued under the express provisions of this Lease and which the Lessee has not paid or performed. If the notice specifies that this Lease is hereby being terminated as to the subject minerals underlying a part, and less than all, of the premises, this Lease shall continue in effect as to the subject minerals underlying all parts of the premises except the part or parts so specified. Forthwith after delivery of the notice of termination, the Lessee shall execute and record, or deliver to the Lessor for recording, a formal release of this Lease as to the parts of the premises described in the notice.

         Upon termination of this Lease the Lessee shall provide the Lessor with all data and including, but not limited to, drill logs, reserve information and other information relating to the existence of uranium resources or other Leased Substances on the Leased Lands developed by the Lessee during the term of the Lease to the Lessor within 30 calendar days of the termination.

         Termination of the Lease shall not extinguish any of the Lessee's obligations for remediation or reclamation of the Lessee's activities on or involving the Leased Lands. The Lessee shall comply with and satisfy all remediation and reclamation requirements established by Federal or State law, rules or regulations and shall indemnify and hold the Lessor harmless from any and all environmental or other claims or actions arising from the Lessee's activities during the term of the Lease.

23. ENCUMBRANCES. The Lessor hereby warrants, with special warranty covenants having been provided to the Lessee respecting the status of title to the Leased Land, the title of said Leased Land and agrees that the Lessee, at its option, may discharge any tax, mortgage or other lien upon the Leased Land, and in the event Lessee does so, it shall be subrogated to such liens with the right to enforce the same and apply any Minimum Advance Royalty or Production

Royalty payments accruing hereunder toward satisfying the same. Without impairment of warranties contained in this Lease, it is agreed that if the Lessor owns an interest in said Leased Land less than the amount claimed by the Lessor, the Minimum Advance Royalty and the Production Royalty to be paid to the Lessor shall be proportionately reduced accordingly.

24.      TAXES.   Any  tax based  on  production  of  the  herein  named  Leased
Substances shall be borne by the Lessor and the Lessee in the same proportion that each Party shares in the ownership of such Leased Substances hereunder.

25. NO DEVELOPMENT WARRANTIES. The Lessee makes no implied covenant or agreement relating to the exploration, development, mining or other operation of or upon the Leased Land or the marketing or any Leased Substances therefrom, nor as to the conduct or extent of any of the same. Whether or not any such exploration, development, mining or other operations or marketing shall at any time be conducted, and the nature, manner and extent thereof, shall be matters to be determined within the sole discretion of the Lessee.

26. REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE LESSOR RESPECTING THE LEASED LAND. The Lessor hereby, jointly and severally, represents to the Lessee that, to the best of the knowledge, information and belief of the Lessor:

         (a) the Lessor is the owner of the AB claims comprising the Leased Land, subject to the royalty interest described in section 4 hereinabove, and has located and paid maintenance fees, up to and including the 2005 maintenance year, for the unpatented AB mining claims comprising the Leased Land which are more particularly described in Schedule "A" which is attached hereto;

         (b) the Lessor, to the extent allowed by law, is authorized to hold the right to explore and develop each of the unpatented AB mining claims comprising the Leased Land;

         (c) no other person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Lessor of any interest in and to any of the mineral property interests comprising the Leased Land;

         (d) the mineral property interests comprising the Leased Land were validly located by Lessor and recorded in a good and minerlike manner pursuant to applicable mining laws, and the Lessor has never been notified by the Bureau of land Management that the unpatented AB mining claims were not in good standing;

         (e) there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the mineral property interests comprising the Leased Land and the conduct of the operations related thereto, nor has the Lessor received any notice of same;

         (f) with the exception of certain overlaps with claims located by or for Energy Metals Corporation and the AB Claims, which have been disclosed to the Lessee, there is no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Leased Land or which may impede the development of any of the mineral property interests comprising the Leased Land; and

         (g) the Lessor is not aware of any fact or circumstance which has not been disclosed to the Lessee which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Lessee to enter into this Lease.

27. LESSEE REPRESENTATIONS. The Lessee hereby represents to the Lessor that, to the best of the knowledge, information and belief of the Lessee:

         (a) the Lessee is a corporation duly organized and existing under the laws of Nevada and is in good standing with the Secretary of State of the State of Nevada; and

         (b) the Lessee has the necessary corporate power and authority to execute this Lease and consummate the transaction contemplated by this Lease.

28. CONFIDENTIAL INFORMATION. Th e Lessor hereby acknowledges and agrees that any and all information which the Lessor may obtain from, or have disclosed to it, by the Lessee, and about the Leased Land and the Area of Influence, constitutes valuable trade secrets and proprietary confidential information of the Lessee (collectively, the "CONFIDENTIAL INFORMATION"). Prior to the termination of the Lessee, no such Confidential Information shall be published by the Lessor without the prior written consent of the Lessee; provided, however, that such consent in respect of the reporting of factual data shall not be unreasonably withheld and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, the Lessor undertakes not to disclose the Confidential Information to any third party without the prior written approval of the Lessee and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.

29. ARBITRATION. The Parties agree that all questions or matters in dispute with respect to this Lease shall be submitted to arbitration pursuant to the terms hereof. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10 calendar days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such ten days the Party who gave such notice may proceed to refer the dispute to arbitration as provided hereinbelow. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within 15 calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 15 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within 15 calendar days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Rules of the American Arbitration Association (the "ARBITRATION RULES"). Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Rules. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Casper, Wyoming, for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Rules or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

30. NOTICE. Each notice,demand or other communication required or permitted to be given under this Lease shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office addressed to the Party or Parties entitled to receive the same, or delivered to such Party, at the address for such Party or Parties specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

31. ENTIRE AGREEMENT. This Lease constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Lease.

32. ENUREMENT. This Lease will enure to the benefit of and will be binding upon the Parties, their respective heirs, executors, administrators and assigns.

33.      TIME OF THE ESSENCE.   Time will be of the essence of this Lease.

34. REPRESENTATION AND COSTS. It is hereby acknowledged by each of the Parties hereto that, as between the Parties herein, Lang Michener LLP acts solely for the Lessee, and that the Lessor has been advised by each of Lang Michener LLP and the Lessee to obtain independent legal advice with respect to the Lessor's review and execution of this Lease. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Lease will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Lease and, in particular, that the costs involved in the preparation of this Lease, and all documentation necessarily incidental thereto, by Lang Michener LLP shall be at the cost of the Lessee.

35.      APPLICABLE  LAW.    For  all  purposes  this  Lease  will  be  governed
exclusively by and construed and enforced in accordance with the laws of the State of Wyoming.

36. SEVERABILITY AND CONSTRUCTION. Each section, paragraph, term and provision of this Lease, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Lease is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any Court, agency or tribunal with valid jurisdiction in a proceeding to which either of the Parties may be a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Lease as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

37. COUNTERPARTS. This Lease may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the execution date as set forth on the front page of this Lease.

38. CONSENTS AND WAIVERS. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

         (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

         (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

         (c)      constitute a general waiver under this Lease; or

         (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

39. RECORDING. A memorandum of this Lease shall be executed by the Parties to this Lease for the purpose of recording the same as required.

         IN  WITNESS   WHEREOF  the  Parties  hereto  have  hereunto  set  their
respective hands and seals in the presence of their duly authorized signatories effective as of the Effective Date first above written.



                                                 URANIUM ENERGY CORP.

                                                 By
                                                    ____________________________
                                                 Its
                                                    ____________________________


                                                 _______________________________
                                                 JOHN G. JEBSEN

                                                 _______________________________
                                                 MARY L. JEBSEN


                                                 _______________________________
                                                 JOHN TRIANTIS

                                                 _______________________________
                                                 ROSIE TRIANTIS


STATE OF                                    )
                                            ) ss.
COUNTY OF                                   )

         SUBSCRIBED AND SWORN TO before me this __________ day of ____________, 2006 by _____________________ the ___________________ of Uranium Energy Corp.


                                                 _______________________________
                                                 Notary Public

My commission expires:

_______________________

STATE OF NEW MEXICO                         )
                                            ) ss.
COUNTY OF SANTA FE                          )

         SUBSCRIBED AND SWORN TO before me this __________ day of ____________, 2006 by John G. Jebsen and Mary L. Jebsen.


                                                 _______________________________
                                                 Notary Public

My commission expires:

_______________________



STATE OF CALIFORNIA                         )
                                            ) ss.
COUNTY OF _____________                     )

         SUBSCRIBED AND SWORN TO before me this __________ day of ____________, 2006 by John Triantis and Rosie Triantis.


                                                 _______________________________
                                                 Notary Public

My commission expires:

________________________

                                    EXHIBIT A



         This is Exhibit "A" to that certain Uranium Mineral Lease as entered into between the Lessee and the Lessor and respecting the Leased Land.


                                   LEASED LAND

         The mining claims comprising the Leased Land may be particularly described as:

         The AB Claim group located in Carbon County, Wyoming, and further described as follows:

AB Claims Nos. 1-34, BLM WMC Nos. 268812 - 268845, located in Sections 5, 6 and 7, T27N, R77W, 6th P.M., Carbon County, Wyoming, and filed of record in Book 1089, page 21 - 54.

AB Claims No.s 35-41, BLM WMC Nos. 273088 - 273094, located in Section 5, T27N, R77W, and Sections 31 and 32, T28N, R77W, 6th P.M., Carbon County, Wyoming, and filed of record in Book 1096, page 21 - 27.

as further described in Exhibit "C" hereto

                                   ----------

                                END OF EXHIBIT A

                                   ----------

                                    EXHIBIT B



         This is Exhibit "B" to that certain Uranium Mineral Lease as entered into between the Lessee and the Lessor and respecting the Leased Land.


                  MAP OF THE LEASED LAND AND AREA OF INFLUENCE

                  SEE THE MATERIALS WHICH ARE ATTACHED HERETO.

                                   ----------

                      END OF EXHIBIT B AND END OF THE LEASE

                                   ----------